Exhibit 4.16


                                October 24, 2000












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                                                                    Exhibit 4.16
                                Letter Agreement


Winter Harbor, L.L.C.
c/o First Media, L.P.
11400 Skipwith Lane
Potomac, Maryland  20854

Gentlemen,

         Reference is made to the Securities Purchase Agreement, dated as of August 30, 2000, as amended, (the "Securities Purchase Agreement"), by and among Winter Harbor, L.L.C., a Delaware limited liability company ("Winter Harbor"), Red Cube International AG, an Aktiengesellschaft organized under the laws of Switzerland ("Red Cube") and KPR Finanz-Und Verwaltungs AG, an Aktiengesellschaft organized under the laws of Switzerland. Red Cube and Winter Harbor have previously agreed that the First Closing would occur on October 25, 2000. The parties agree that pursuant to the terms of this letter agreement (the "Letter Agreement") all provisions of the Securities Purchase Agreement shall remain in full force and effect except follows:

1 Subject to the receipt by Winter Harbor of the payment described in paragraph 2 of this Letter Agreement, the parties agree that:

                  Section 7.1(a)(i) of the Securities Purchase Agreement is amended to read in its entirety as follows:

                  (a) Except as provided in Section 7.1(a)(ii), or as otherwise agreed to by Red Cube and Winter Harbor, the First Closing shall occur at 10:00 a.m. on December 31, 2000 or such earlier date as Red Cube shall designate to Winter Harbor on not less than five Business Days' written notice.

                  (b)  Each  of  Section   9.1(c)  and  Section  9.2(c)  of  the
Securities Purchase Agreement is amended to read in its entirety as follows:

                   Upset Date. If the First Closing shall not have occurred on or prior to December 31, 2000.

2 Red Cube shall pay to Winter Harbor on October 25, 2000, U.S. $20,000,000 by wire transfer of same-day funds to the account previously designated by Winter Harbor. This payment shall not be refundable by Winter Harbor to Red Cube under any circumstances. However, if the First Closing occurs, Winter Harbor agrees to credit the amount of such payment, without interest, against the purchase price payable by Red Cube at the First Closing under Section 2.2(a) of the Securities Purchase Agreement. The credit to Red Cube, provided for in the preceding sentence of this

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paragraph  2, which Red Cube would  have been  entitled  to receive if the First
Closing had occurred, may be taken into account in calculating the amount of damages suffered by Red Cube in the event of Winter Harbor's breach of the Securities Purchase Agreement.

3 Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Securities Purchase Agreement.

         *                 *                *                 *
                       The remainder  of this page has been  intentionally  left
                           blank.

                    The following page is the signature page.

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         Kindly  acknowledge your  confirmation and agreement with the foregoing by countersigning this letter agreement in the space provided below, whereupon this will become a binding agreement among us.



                            Sincerely,

                            Red Cube International AG



                            By:  /s/ Niklaus F. Zenger
                               ------------------------------
                                     Name: Niklaus F. Zenger
                                     Title: CEO

                            KPR Finanz-Und Verwaltungs AG

                            By:  /s/ Niklaus F. Zenger
                               ------------------------------
                                     Name: Niklaus F. Zenger


                            CONFIRMED AND AGREED BY:

                            Winter Harbor, L.L.C.

                            By:     First Media, L.P., its member

                            By:     First Media Corporation, its general partner



                            By: /s/ Ralph W. Hardy, Jr.
                               ----------------------------------
                                     Title:  Secretary and Principal Executive
                                             Officer